SUBSIDIARIES OF THE REGISTRANT

                                                                    Exhibit 21.1

                         ZAPATA CORPORATION SUBSIDIARIES

Name                                                  Place of Incorporation
----                                                  ----------------------

Energy Industries, Inc. ...............................     Delaware
Omega Protein..........................................     Nevada
Zap Corporation........................................     Nevada
Zap.Com Corporation....................................     Nevada
Zapata Acquisition Corporation.........................     Delaware
Zapata Exploration Company.............................     Delaware
Zapata Off-Shore Company...............................     Delaware
Zapata North Sea, Inc..................................     Panama
Zapata Overseas Capital Corporation....................     Delaware
Zapata Services Corporation............................     Delaware
Zapata Tankships, Inc..................................     Delaware
Charged Productions, Inc...............................     Nevada